    As filed with the Securities and Exchange Commission on October 7, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             OMNOVA SOLUTIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-1897652
                      (I.R.S. Employer Identification No.)

                                 175 GHENT ROAD
                              FAIRLAWN, OHIO 44333
                                 (330) 869-4200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             CYNTHIA A. SLACK, ESQ.
                             OMNOVA SOLUTIONS INC.
                                 175 GHENT ROAD
                              FAIRLAWN, OHIO 44333
                                 (330) 869-4200
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   Copies to:

                           CHRISTOPHER M. KELLY, ESQ.
                           JONES, DAY, REAVIS & POGUE
                                  NORTH POINT
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
             TITLE OF SHARES                       AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
                  TO BE                            TO BE             AGGREGATE PRICE       AGGREGATE OFFERING
                REGISTERED                     REGISTERED (1)         PER SHARE (1)            PRICE (1)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share....    1,100,000 Shares           $10.125              $11,137,500
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

------------------------------------------  ----------------------
------------------------------------------  ----------------------
             TITLE OF SHARES
                  TO BE                           AMOUNT OF
                REGISTERED                     REGISTRATION FEE
------------------------------------------  ----------------------
Common Stock, par value $.10 per share....          $3,097
-----------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to paragraphs (c) and (h)(1) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average high and low sale prices for such common stock, par value $0.10 per share of OMNOVA Solutions Inc. (the "Common Stock") on the New York Stock Exchange on October 5, 1999. Reflects shares of common stock that may be purchased pursuant to the options described herein.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

We will amend and complete the information in this prospectus. Although permitted by US federal securities laws to offer these securities using this prospectus, we cannot sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                    SUBJECT TO COMPLETION -- OCTOBER 7, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

               , 1999

                             OMNOVA Solutions Inc.

                        1,100,000 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------


OMNOVA                                      THE OFFERING
- Our performance chemicals segment         - OMNOVA is offering 1,100,000 shares of common stock
  manufactures high emulsion polymers and     covered by options granted to active and former employees
  specialty chemicals used as coatings,       of GenCorp Inc. and its subsidiaries that may be
  binders, adhesives and additives.           exercised from time to time.
- Our decorative & building products        - These options were granted as part of the equitable
  segment designs and manufactures a          adjustment to GenCorp options related to GenCorp's spin
  comprehensive line of decorative and        off of OMNOVA to GenCorp shareholders.
  performance-enhancing surfacing           - The exercise price of each option will depend on the
  products.                                   ratio of the exercise price to market price of the
- OMNOVA Solutions Inc.                       existing GenCorp option to which the OMNOVA option
  175 Ghent Road                              relates.
  Fairlawn, Ohio 44333                      - If the options are exercised in full, OMNOVA expects to
  (330) 869-4200                              receive approximately $8,000,000.
NYSE SYMBOL: OMN                            - There is an existing trading market for these shares. The reported last sales price on October 5, 1999 was $10 1/4
                                              per share.
                                            - OMNOVA plans to use the proceeds from the offering for
                                              working capital and other general corporate purposes.

--------------------------------------------------------------------------------

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and the financial statements and related notes that are included elsewhere in this prospectus and in the documents that we incorporate by reference into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the "Where You Can Find More Information" section of this prospectus.

                             OMNOVA SOLUTIONS INC.

     Until October 1, 1999, OMNOVA was a wholly owned subsidiary of GenCorp. On October 1, 1999, GenCorp made a special dividend to its shareholders, on a share for share basis, of all outstanding shares of OMNOVA stock. Prior to the special dividend, GenCorp transferred to OMNOVA GenCorp's performance chemicals and decorative & building products businesses and some corporate assets. In exchange for those assets, OMNOVA issued to GenCorp additional shares of OMNOVA common stock and assumed some liabilities of GenCorp related to the assets and businesses transferred.

     OMNOVA develops, manufactures and markets emulsion polymers, specialty chemicals and decorative & building products for a variety of industrial, commercial and consumer markets. The performance chemicals segment's broad range of emulsion polymers and specialty chemicals are used as coatings, binders, adhesives, and additives for paper, carpet, textile and various other industries. The decorative & building products segment designs, manufactures and markets a comprehensive line of polyvinyl chloride and paper-based decorative and performance-enhancing surface products including wallcovering, coated fabrics, vinyl woodgrain and paper laminates and graphic arts and industrial films, as well as membrane systems for roofing. Markets served include furniture, transportation, construction, remodeling, interior decorating and graphic arts.

                                  THE OPTIONS

     In connection with the spin off of OMNOVA by GenCorp, each exercisable option for GenCorp common stock granted under GenCorp's 1993 and 1997 stock option plans was split into options to acquire GenCorp common stock and OMNOVA common stock. The number of options in each company is equal to the number of exercisable options under the GenCorp stock option plans. The exercise price of each resulting option bears the same ratio to the market price, immediately after the spin off, of the respective company's stock, as the exercise price of the original GenCorp option bore to the market price of GenCorp shares immediately before the spin off. The vesting provisions and option periods of the OMNOVA adjustment options are the same as for the original GenCorp options. This prospectus relates to shares of OMNOVA common stock issuable under OMNOVA adjustment options granted to active and former employees of GenCorp and its subsidiaries.

                                  THE OFFERING

Securities offered...................  Up to 1,100,000 shares of OMNOVA common stock issuable upon the exercise from time to time of
                                         adjustment options granted to active and former
                                         employees of GenCorp and its subsidiaries.
OMNOVA Common Stock Outstanding......  Immediately after the spin off, there were
                                         41,797,551 shares of OMNOVA common stock issued
                                       and outstanding.
Use of proceeds by OMNOVA............  For working capital and other general corporate purposes.
NYSE Symbol..........................  OMN

                                  RISK FACTORS

     An investment in OMNOVA common stock involves risk. In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the following risk factors in deciding whether to invest in OMNOVA common stock.

OMNOVA'S ABSENCE OF HISTORY AS AN INDEPENDENT COMPANY MAKES IT DIFFICULT TO PREDICT FUTURE PERFORMANCE.

     OMNOVA's business has historically been conducted by GenCorp as part of its overall operations. Therefore, OMNOVA does not have an operating history as an independent company. OMNOVA was formed in June 1999 solely for the purpose of effecting the spin off. Therefore, the financial information incorporated by reference in this prospectus does not necessarily reflect the financial position, results of operations and cash flows of OMNOVA had OMNOVA been operated independently during the periods presented. As a stand-alone company, OMNOVA's results of operations may or may not continue at a level similar to its results of operations while a part of GenCorp. OMNOVA also believes that its general and administrative expenses will be higher than the expenses reflected in the historical financial statements of its business.

OMNOVA MAY NOT BE ABLE TO CONSUMMATE OR INTEGRATE EFFECTIVELY ACQUISITIONS AND ITS RESULTS MAY BE ADVERSELY AFFECTED.

     OMNOVA's performance chemicals and decorative & building products businesses have completed five acquisitions since the beginning of fiscal 1997. In addition, OMNOVA's business strategy contemplates continued expansion, including growth through future acquisitions. However, OMNOVA's ability to consummate and integrate effectively any future acquisitions on terms that are favorable to OMNOVA may be limited. OMNOVA may not have adequate financial resources to consummate any acquisitions. In addition, OMNOVA's ability to issue additional equity securities to raise capital or consummate acquisitions may be impaired, for a period of time after the spin off, as a result of the tax indemnity given by OMNOVA with respect to the tax-free nature of the spin off.

INCREASING COSTS FOR RAW MATERIALS MAY ADVERSELY AFFECT OMNOVA'S PROFITABILITY.

     OMNOVA's performance chemicals segment uses monomers extensively in its products. In addition, OMNOVA's decorative & building products segment uses polyvinyl chloride resins extensively in its products. The cost of these raw materials has a significant impact on OMNOVA's profitability. A significant increase in the price of either or both of these raw materials could materially increase OMNOVA's operating costs and materially adversely affect its profit margins. Raw materials prices for decorative & building products have recently shown signs of an upward trend. While OMNOVA generally attempts to pass increased raw materials prices onto its customers in the form of price increases, there has historically been a time delay between increased raw materials prices and the ability to increase product prices. In addition, OMNOVA may not be able to increase its prices sufficiently to cover any significant raw materials cost increases.

ENVIRONMENTAL LAWS, REGULATIONS AND LIABILITIES COULD ADVERSELY AFFECT OMNOVA'S RESULTS OF OPERATIONS.

     The business operations of OMNOVA, like those of other companies in the industries in which OMNOVA operates, are subject to numerous foreign, federal, state and local environmental laws and regulations. These laws and regulations not only affect OMNOVA's current operations, but also could impose liability on OMNOVA for past operations that were conducted in compliance with then applicable laws and regulations. OMNOVA anticipates that these laws and regulations will become increasingly stringent.

PROTRACTED WORK STOPPAGES COULD ADVERSELY AFFECT OMNOVA'S RESULTS OF OPERATIONS.

     Approximately 28% of OMNOVA's employees are covered by collective bargaining agreements. Any protracted work stoppages in one or more facilities could materially adversely affect OMNOVA's results of operations.

INTENSE COMPETITION COULD ADVERSELY AFFECT OMNOVA'S COMPETITIVE POSITION OR RESULTS OF OPERATIONS.

     The markets for OMNOVA's businesses are highly competitive and actions by its competitors could adversely affect its competitive position. In particular, the performance chemicals segment competes against a few large competitors that have financial, personnel, marketing and other resources that are greater than OMNOVA's resources.

RISKS ASSOCIATED WITH FOREIGN OPERATIONS COULD ADVERSELY AFFECT OMNOVA'S RESULTS OF OPERATIONS.

     OMNOVA has foreign operations. Foreign operations subject OMNOVA to the risks of doing business abroad, including:

     - currency fluctuations;

     - difficulties in staffing and managing foreign operations; and

     - adverse tax consequence from operating in multiple jurisdictions.

     Any of these factors could have a material adverse effect on OMNOVA's financial position and results of operations.

OMNOVA MAY BE LIABLE FOR GENCORP'S TAX LIABILITY RELATED TO THE SPIN OFF OF OMNOVA COMMON STOCK BY GENCORP.

     In connection with the tax-free spin off of OMNOVA common stock by GenCorp to its shareholders in October 1999, OMNOVA agreed not to take any action that would cause the spin off to be taxable to GenCorp under section 355 of the Internal Revenue Code. OMNOVA also agreed to indemnify GenCorp for any liability suffered by it if OMNOVA were to take any action, or others were to take actions related to OMNOVA common stock, that would cause the spin off to be taxable to GenCorp. The spin off would become taxable to GenCorp on a presumptive basis, if 50.0% or more of OMNOVA's common stock is acquired during a period of time after the spin off. Accordingly, OMNOVA's ability to raise capital or consummate acquisitions through additional issuances of equity securities may be impaired during this period. If the Internal Revenue Service were to assert that any future transactions involving OMNOVA common stock resulted in the spin off being taxable to GenCorp on a presumptive basis, we cannot assure you, in light of the lack of specific guidance in this area of the tax law, that OMNOVA could successfully rebut the presumption. In addition, OMNOVA is liable as a member of GenCorp's consolidated group, for any tax imposed on GenCorp. GenCorp has indemnified OMNOVA for all spin off related taxes other than as described above. If any tax liability related to the spin off became due and payable by OMNOVA, the payment of such liability would have a material adverse effect on OMNOVA's financial condition.

AN ACTIVE TRADING MARKET MIGHT NOT DEVELOP FOR OMNOVA COMMON STOCK AND TRADING PRICES ARE UNCERTAIN.

     OMNOVA common stock is listed on the NYSE. However, "regular way" trading only started on October 4, 1999 and an active market may not develop. There can be no assurance regarding the prices at which the OMNOVA common stock will trade. Until the OMNOVA common stock is fully distributed and an orderly market develops, the prices at which the stock trades may fluctuate significantly. Prices for the OMNOVA common stock will be determined in the marketplace and may be influenced by many factors, including, without limitation, (1) the depth and liquidity of the market for the OMNOVA common stock; (2) investors' perceptions of OMNOVA and the industries in which it participates; (3) OMNOVA's dividend policy; and (4) changes in government regulation and general economic and market conditions.

     Virtually all of the shares of outstanding OMNOVA common stock are eligible for immediate resale in the public market. Any sales of substantial amounts of OMNOVA common stock in the public market, or the perception that sales of substantial amounts might occur, whether as a result of the spin off or otherwise, could materially adversely affect the market price of OMNOVA common stock.

OMNOVA MAY NOT PAY DIVIDENDS.

     The dividend policy of OMNOVA will be determined by its Board of Directors. The future payment of any dividends by OMNOVA will be based on the results of operations and financial condition of OMNOVA and other business considerations that its Board of Directors considers relevant. Although OMNOVA currently intends to pay dividends in the future, we cannot assure you that OMNOVA will pay any dividends.

EMPLOYEES OF GENCORP MAY HAVE THE POWER TO INFLUENCE MATTERS BROUGHT BEFORE THE SHAREHOLDERS OF OMNOVA FOR APPROVAL AND SUBSTANTIAL SALES BY THOSE EMPLOYEES MAY ADVERSELY AFFECT THE MARKET PRICE OF THE OMNOVA COMMON STOCK.

     Immediately after the spin off, GenCorp employees participating in the GenCorp/OMNOVA retirement savings plans beneficially owned approximately 11% of the outstanding shares of OMNOVA common stock, based on the share ownership of GenCorp common stock on September 27, 1999. Voting of shares by participants in the plans or by the plans' Benefit Management Committee could significantly influence the outcome of matters submitted to the shareholders of OMNOVA for approval. The Benefits Management Committee is comprised of officers of GenCorp and OMNOVA. Sales of any significant amount of OMNOVA common stock by the trustee in response to withdrawals or fund transfers by GenCorp employees could adversely affect the market price of the OMNOVA common stock.

ANTI-TAKEOVER PROVISIONS MAY AFFECT THE MARKETABILITY AND MARKET PRICE OF OMNOVA'S COMMON STOCK.

     The articles of incorporation and code of regulations of OMNOVA, as well as Ohio statutory law, contain provisions that may have the effect of discouraging an acquisition of control of OMNOVA not approved by its Board. These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of OMNOVA, although any proposals, if made, might be considered desirable by a majority of OMNOVA's shareholders. These provisions could also have the effect of making it more difficult for third parties to replace current management of OMNOVA without the concurrence of its Board. The existence of these provisions may adversely affect the marketability and market price of OMNOVA common stock.

THE YEAR 2000 PROBLEM MAY DISRUPT OMNOVA'S OPERATIONS.

     OMNOVA is currently engaged in a comprehensive project to upgrade its information, technology, manufacturing and facilities computer hardware and software programs to address the Year 2000 issue at its domestic and international businesses. OMNOVA believes that approximately 90% of its systems are Year 2000 ready as of August 31, 1999, and the remainder will be Year 2000 ready by October 31, 1999.

     Based upon currently available information and considering OMNOVA's decentralized systems and Year 2000 efforts, management believes that the most reasonably likely worst case scenario could result in minor short-term business interruptions. OMNOVA is preparing contingency plans which include alternative sourcing to minimize any disruptions to its businesses resulting from a vendor or supplier not being Year 2000 ready. However, failure by OMNOVA and/or its vendors and customers to complete Year 2000 readiness work in a timely manner could have a material adverse effect on some of OMNOVA's operations. OMNOVA's exposure could increase or its timetable for Year 2000 readiness could be delayed as a result of any new acquisitions.

WE HAVE MADE STATEMENTS CONCERNING FUTURE FINANCIAL RESULTS WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE STATEMENTS.

     This prospectus contains and incorporates by reference statements that are forward-looking in nature. These statements include comments regarding the intent, belief or current expectations of OMNOVA, its directors or officers. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Although these forward-looking statements, and the assumptions upon which they are based, reflect current reasonable judgments regarding the direction of the businesses of OMNOVA, actual results will almost always vary, sometimes materially. OMNOVA makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date the statement is made. In addition to the information contained or incorporated in this prospectus, including, without limitation, the information under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in OMNOVA's Form 10, which identifies important factors that could affect actual results, other factors could affect actual results, including, without limitation:

     - General economic trends affecting OMNOVA's markets.

     - Governmental and regulatory policies including environmental regulations.

     - OMNOVA's acquisition activities.

     - Raw material prices for chemical feed stocks including polyvinyl chloride, styrene and butadiene.

     - The ability of OMNOVA and its customers and vendors to successfully modify and convert their systems to be Year 2000 ready.

     - Fluctuations in exchange rates of foreign currencies and other risks associated with foreign operations.

     Additional risk factors may be described from time to time in OMNOVA's filings with the Securities and Exchange Commission. All of these risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond OMNOVA's control. Any forward-looking statements are expressly qualified in their entirety by these factors.

                                USE OF PROCEEDS

     OMNOVA estimates the net proceeds from the sale of the 1,100,000 shares of common stock issuable upon exercise of the adjustment options granted to active and former employees of GenCorp and its subsidiaries will be about $8 million if all options are exercised in full. OMNOVA will use any proceeds from the exercise of options for working capital and other general corporate purposes.

                              PLAN OF DISTRIBUTION

     Immediately prior to the spin off, approximately 231 active and former employees of GenCorp and its subsidiaries (other than OMNOVA) held exercisable options to purchase up to 1,100,000 shares of GenCorp common stock issued under GenCorp's 1993 and 1997 stock option plans. Under the GenCorp option plans and the terms of agreements related to the spin off, exercisable GenCorp options were split into options to acquire GenCorp common stock and OMNOVA common stock in order to preserve the financial value of the exercisable GenCorp options. Therefore, OMNOVA issued options to purchase up to 1,100,000 shares of OMNOVA common stock to active and former employees of GenCorp and its subsidiaries. Any shares acquired on exercise of the options will be issued pursuant to the registration statement of which this prospectus is a part.

     The options were issued pursuant to OMNOVA's Option Adjustment Plan, which was created for the purpose of issuing adjustment and replacement options with respect to GenCorp options outstanding at the time of the spin off. The plan provides for the issuance of up to 4 million shares of OMNOVA common stock upon the exercise of adjustment and replacement options. The number of shares may be adjusted to reflect reorganizations, changes in OMNOVA's capital structure and similar transactions or events. This prospectus relates only to shares of OMNOVA common stock issuable upon the exercise of adjustment options granted to active and former employees of GenCorp and its subsidiaries.

     In connection with the spin off and pursuant to the plan, persons who held exercisable GenCorp options generally received an additional OMNOVA option for the same number of shares of OMNOVA common stock. The exercise price of the OMNOVA option bears the same ratio to OMNOVA's market price immediately after the spin off as the original related GenCorp options exercise price bore to GenCorp's market price immediately before the spin off. The other terms of each OMNOVA option are the same as the terms of the original GenCorp option to which it relates.

     The plan has been filed as an exhibit to the registration statement of which this prospectus is a part.

                                 LEGAL MATTERS

     Legal matters in connection with the offering described in this prospectus will be passed upon for OMNOVA by James C. LeMay, OMNOVA's Senior Vice President, Law and General Counsel. As of October 6, 1999, Mr. LeMay beneficially owned 12,323 shares of OMNOVA common stock.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our combined financial statements included in our Form 10/A (Amendment No. 3) as of November 30, 1998 and 1997 and for each of the three years in the period ended November 30, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements of Sequa Chemicals Corporation as of October 28, 1998 and for the period from January 1, 1998 to October 28, 1998, included in OMNOVA's Form 10 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated in this prospectus in reliance upon the authority of said firm as experts in accounting and reporting in giving said report.

     The financial statements of the European Commercial Wallcoverings Business as of January 31, 1997 and 1998 and for the years then ended, included in OMNOVA's Form 10, have been audited by PricewaterhouseCoopers, independent accountants, as stated in their report appearing in the Form 10, which is incorporated in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We file reports, proxy statements, and other information with the Securities and Exchange Commission. These reports, proxy statements, and other information can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, including our company. In addition, our common stock is listed on the NYSE and our reports and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this prospectus omits certain information, exhibits and undertakings contained in the Form S-3. You can obtain the additional information from the Commission as described above.

INCORPORATION BY REFERENCE

     The Commission allows us to "incorporate by reference" the documents that we file with the Commission. This means that we can disclose information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with the Commission after the date of this prospectus and until this offering is completed will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the Commission and any filings that we will make with the Commission in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Registration Statement on Form 10, as amended;
     - Current Report on Form 8-K dated September 24, 1999 and filed on September 24, 1999; and
     - A description of our common stock contained under the heading "Item 11. Description of Registrant's Securities to be Registered" in the Form 10, as amended.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: OMNOVA Solutions Inc., Attention:
Secretary, 175 Ghent Road, Fairlawn, Ohio 44333; telephone number: 330-869-4200.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               , 1999

                             OMNOVA SOLUTIONS INC.

                        1,100,000 Shares of Common Stock

                               ------------------

                                   PROSPECTUS
                               ------------------

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell those securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus or any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date hereof.

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

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................    $ 3,097
Listing Fee*................................................      5,388
Legal fees and expenses.....................................     15,000
Accounting fees and expenses................................      8,000
Miscellaneous...............................................        515
                                                                -------
          Total.............................................    $32,000
                                                                =======

---------------

* Estimate

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 30, 31 and 32 of the Registrant's Amended and Restated Code of Regulations are incorporated herein by reference to Exhibit 3.4 of the Registrant's Form 10.

     The Registrant expects to enter into indemnity agreements with its directors and officers, and expects to maintain directors and officers liability insurance for its directors and executive officers. Item 12 of the Registrant's Form 10 is incorporated into this registration statement by reference.

ITEM 16.  EXHIBITS.

     See the Exhibit Index on page X-1 of this Form S-3 for a list of exhibits filed or to be filed as part of this Form S-3.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

        (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, OMNOVA Solutions Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 7, 1999.

                                        OMNOVA Solutions Inc.

                                        By: /s/ MICHAEL E. HICKS

                                           -------------------------------------
                                           Michael E. Hicks, Senior Vice
                                            President
                                           and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

                   SIGNATURE                                              TITLE
                   ---------                                              -----

*                                                   Chairman, Chief Executive Officer and Director
------------------------------------------------    (Principal Executive Officer)
John B. Yasinsky

*                                                   Senior Vice President and Chief Financial Officer
------------------------------------------------    (Principal Financial Officer)
Michael E. Hicks

*                                                   Director-Audit, Accounting & Tax (Principal
------------------------------------------------    Accounting Officer)
Patricia J. Parr

*                                                   Director
------------------------------------------------
Edward P. Campbell

*                                                   Director
------------------------------------------------
Charles A. Corry

*                                                   Director
------------------------------------------------
Diane E. McGarry

*                                                   Director
------------------------------------------------
Steven W. Percy

*                                                   Director
------------------------------------------------
Dr. R. Byron Pipes

* Cynthia A. Slack, by signing her name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers, which are filed herewith with the Securities and Exchange Commission on behalf of such directors and officers.

Dated: October 7, 1999                    By: /s/ CYNTHIA A. SLACK

                                            ------------------------------------
                                            Cynthia A. Slack
                                            Attorney-in-Fact

                             OMNOVA SOLUTIONS INC.
                                EXHIBIT INDEX TO

                       REGISTRATION STATEMENT ON FORM S-3

EXHIBIT
-------
   2.1*  Form of Distribution Agreement between OMNOVA Solutions Inc.
         and GenCorp Inc.
   3.1   [Intentionally omitted].
   3.2*  Amended and Restated Articles of Incorporation of OMNOVA
         Solutions Inc.
   3.3   [Intentionally omitted].
   3.4*  Amended and Restated Code of Regulation of OMNOVA Solutions
         Inc.
   4.1   OMNOVA Solutions Inc. Option Adjustment Plan.
   5.1   Opinion of counsel to OMNOVA Solutions Inc.
  23.1   Consent of opinion of counsel to OMNOVA Solutions Inc.
         (included in exhibit 5.1).
  23.2   Consent of Ernst & Young LLP.
  23.3   Consent of Arthur Andersen LLP.
  23.4   Consent of PricewaterhouseCoopers.
  24.1   Powers of Attorney.

---------------

* Incorporated by reference to the same-numbered exhibit to OMNOVA's Form 10, as amended.

                                       X-1